EXHIBIT 10.23

AMENDMENT NUMBER ONE TO
SALARY CONTINUATION AGREEMENT

This Amendment Number One is made as of December 20, 2007, to the Salary Continuation Agreement dated as of June 29, 2007 (the “Agreement”), by and between Southern Community Bank and Trust and James C. Monroe.

1. The Agreement is amended by adding a new Paragraph 5.5 to read as follows:
“Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement or if the Executive makes any material misstatement of fact on any application or resume provided to the Bank or on any life insurance application for benefits which death benefits would be payable to the Bank.”

2. No other terms and conditions of the Agreement are affected by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment (Southern Community Bank and Trust by its duly authorized officer) effective as of the day and year first written above.

SOUTHERN COMMUNITY BANK AND TRUST

By:  /s/ F. Scott Bauer

F. Scott Bauer, CEO

OFFICER

 /s/ James C. Monroe, Jr. (SEAL)

James C. Monroe